SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 26, 1999


                             BIG SMITH BRANDS, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                        001-13590             13-3005371
  -------------------                ----------------       --------------

State or other jurisdiction of         (Commission         (IRS Employer
incorporation or organization           File No.)         Identification No.)


7100 West Camino Real, Suite 402, Boca Raton, Florida                      33433
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

                                 (561) 367-8283
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 5. Other Events.

On March 3, 1999 Big Smith Brands, Inc. (the "Company") issued the following press release:


                             BIG SMITH BRANDS, INC.



FOR IMMEDIATE RELEASE

                                     Contact:          Peter Lebowitz
                                                       Big Smith Brands, Inc.
                                                       (561) 367-8283

                                                       Peter Cullum/Dan Burris
                                                       Donley Communications
                                                       (212) 751-6126

             BIG SMITH ENTERS INTO AGREEMENTS WITH WALLS INDUSTRIES;
            MARKS NEW DIRECTION FOR COMPANY IN SPORTSWEAR, LICENSING


                  BOCA RATON, MAR. 3, 1999-- Big Smith Brands Inc. (OTC:BSBI) announced today it has entered into a series of agreements with Walls Industries, Inc. of Cleburne, Texas that represents a major change of direction for the company. Big Smith has agreed to sell to Walls its workwear manufacturing machinery, its entire inventory of workwear products and raw materials and grant to Walls a license to manufacture workwear under the Big Smith label.

         After the transaction is complete, Big Smith will focus entirely on the manufacture and sale of sportswear and global licensing of other products.

         "This is an exciting period in the long history of Big Smith," said Peter Lebowitz, Big Smith CEO. "We are delighted that Walls Industries will carry on the Big Smith workwear tradition with its high standards of quality and reliability. These agreements will make our business less capital intensive and give us the resources to focus on new sportswear and licensing ventures, which should have a significant impact on profitability."

         The agreements also provide for Walls to lease Big Smith's facilities in Carthage, Missouri and to sublease Big Smith's leased facility in Miami, Oklahoma. Walls has also agreed to purchase the machinery used to produce workwear. Under the asset purchase agreement, Walls will pay Big Smith a price equal to the appraised value of the machinery and equipment. It will also purchase all outstanding workwear in inventory and raw materials at book value.

         In addition, in consideration for a ten-year non-compete agreement, Walls will pay Big Smith $4.6 million over an eight-year period.

         The agreements are subject to shareholder approval, and Big Smith expects to hold a shareholders meeting shortly.

         Big Smith Brands, Inc. is an apparel company engaged since 1916 primarily in the manufacture and sales of quality work and fashion apparel under the brand names Big Smith, Smith Mountain Classics, Big Smith Vintage, and Big Smith Kids.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  March 3, 1999

                                    BIG SMITH BRANDS, INC.




                                    By   /s/ Howard H. Ward
                                       -------------------------
                                         Howard H. Ward
                                         General Counsel and Assistant Secretary


                                       -3-